Term Sheet No. 051 Dated May 14, 2010
to Registration Statement Nos. 333-162193 and 333-162193-01
(To Product Supplement No. 1-IV Dated April 2, 2010,
Prospectus Supplement Dated April 2, 2010
and Prospectus Dated April 2, 2010)
Rule 433

THE ROYAL BANK OF SCOTLAND N.V. Reverse Exchangeable Securities (REXs)
Issuer:	The Royal Bank of Scotland N.V.	Proposed Pricing Date:	May 25, 2010
Lead Agent:	RBS Securities Inc.	Proposed Settlement Date:	May 28, 2010
Issue Price:	100%	Determination Date:	August 26, 2010[1]
Launch Date	May 14, 2010	Maturity Date:	August 31, 2010
[1]Subject to certain adjustments as described in the accompanying Product Supplement
Status and Guarantee:	Unsecured, unsubordinated obligations of the Issuer and fully and unconditionally guaranteed by the Issuer’s parent company, RBS Holdings N.V.
Underlying Shares	Ticker	Principal Amount	Coupon Rate	Annualized Coupon Rate[2]	Annualized Interest Rate	Annualized Put Premium	CUSIP
United States Steel Corporation	X		4.50%	18.00%	0.35%	17.65%	78009KHA3
Lincoln National Corporation	LNC		4.4375%	17.75%	0.35%	17.40%	78009KHB1
AK Steel Holding Corporation	AKS		4.25%	17.00%	0.35%	16.65%	78009KHC9
Joy Global Inc.	JOYG		4.1875%	16.75%	0.35%	16.40%	78009KHD7
Dryships Inc.	DRYS		3.6875%	14.75%	0.35%	14.40%	78009KHE5
Bank of America Corporation	BAC		3.6875%	14.75%	0.35%	14.40%	78009KHF2
Arch Coal Inc.	ACI		3.5625%	14.25%	0.35%	13.90%	78009KHG0
Consol Energy Inc.	CNX		3.5%	14.00%	0.35%	13.65%	78009KHH8
Alcoa Inc.	AA		2.6875%	10.75%	0.35%	10.40%	78009KHJ4
Amazon.com Inc.	AMZN		2.6875%	10.75%	0.35%	10.40%	78009KHK1
[2]The Securities have a term of three months, so you will receive a pro rated amount of this per annum rate based on such three-month period as shown in the table above under “Coupon Rate”.
Offerings:
This Term Sheet relates to ten separate offerings of securities (“the Securities”). Each Security offered is linked to one, and only one, of the Underlying Shares. The Underlying Shares are set forth in the table above. You may participate in any of the Securities offerings or, at your election, in two or more of the offerings. This Term Sheet does not, however, allow you to purchase a Security linked to a basket of some or all of the Underlying Shares described above.  Each Security has a term of three months.

Coupon Payment Dates:	Coupons on the Securities are payable monthly in arrears on the 28th day of each month starting on June 28, 2010 and ending on the Maturity Date.
Underlying Shares	Page Number	Initial Price	Knock-In Price	Knock- In Level	Redemption Amount	Agent’s Commission[3]	Proceeds to Issuer
United States Steel Corporation	15			70%
Lincoln National Corporation	16			75%
AK Steel Holding Corporation	17			70%
Joy Global Inc.	18			70%
Dryships Inc.	19			65%
Bank of America Corporation	20			75%
Arch Coal Inc.	21			75%
Consol Energy Inc.	22			75%
Alcoa Inc.	23			75%
Amazon.com Inc.	24			75%
[3]For all offerings, the agent will receive a commission of 1.50%. For additional information see “Plan of Distribution (Conflicts of Interest)” in this Term Sheet
	Price to Public	Agent’s Commission	Proceeds to Issuer
Per Security	$1,000	$15.00	$985.00

The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency, nor are they obligations of, or guaranteed, by a bank.
Investing in the Securities involves a number of risks.  See “Risk Factors” beginning on page PS-8 of the accompanying Product Supplement No. 1-IV and “Risk Factors” beginning on page 9 of this Term Sheet. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Term Sheet or the accompanying Product Supplement, Prospectus Supplement or Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The agents are not obligated to purchase the Securities but have agreed to use reasonable efforts to solicit offers to purchase the Securities.  To the extent the full aggregate face amount of the Securities being offered by this Term Sheet is not purchased by investors in the offering, one or more of our affiliates may purchase a part of the unsold portion, which may constitute up to 15% of the total aggregate face amount of the Securities, and to hold such Securities for investment purposes.  See “Holdings of the Securities by Our Affiliates and Future Sales” under the heading “Risk Factors” and “Plan of Distribution (Conflicts of Interest)” in this Term Sheet.  This Term Sheet and the accompanying Product Supplement, Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

PRICE: $1,000 PER SECURITY

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES:

Initial Price:	100% of the closing price of the applicable Underlying Shares on the Pricing Date, subject to adjustment as described in the accompanying Product Supplement.
Knock-In Level:	A percentage of the applicable Initial Price, as set forth in the table above.
Redemption Amount:	For each $1,000 face amount of a Security, a number of the applicable Underlying Shares linked to such Security equal to $1,000 divided by the applicable Initial Price.
Payment at Maturity:
The payment at maturity for each Security is based on the performance of the applicable Underlying Shares linked to such Security:
(i)   If the closing price of the applicable Underlying Shares has not fallen below the applicable Knock-In Level on any trading day from but not including the Pricing Date to and including the Determination Date, we will pay you the face amount of each Security in cash.
(ii)  If the closing price of the applicable Underlying Shares has fallen below the applicable Knock-In Level on any trading day from but not including the Pricing Date to and including the Determination Date:
(a)  we will deliver to you a number of the applicable Underlying Shares equal to the applicable Redemption Amount, in the event that the closing price of the applicable Underlying Shares on the Determination Date is below the applicable Initial Price; or
(b)  we will pay you the face amount of each Security in cash, in the event that the closing price of the applicable Underlying Shares on the Determination Date is at or above the applicable Initial Price.
You will receive cash in lieu of fractional shares. If due to events beyond our reasonable control, as determined by us in our sole discretion, the applicable Underlying Shares are not available for delivery at maturity we may pay you, in lieu of the applicable Redemption Amount, the cash value of the applicable Redemption Amount, determined by multiplying the applicable Redemption Amount by the closing price of the applicable Underlying Shares on the Determination Date.
Any payment at maturity is subject to the creditworthiness of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

Trustee:	Wilmington Trust Company	Securities Administrator:	Citibank, N.A.
Denomination:	$1,000	Settlement:	DTC, Book Entry, Transferable
Selling Restriction:	Sales in the European Union must comply with the Prospectus Directive

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

WHERE YOU CAN FIND MORE INFORMATION

The Royal Bank of Scotland N.V., or RBS N.V., has filed a registration statement (including a Prospectus and Prospectus Supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this Term Sheet relates. Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents, including the applicable Product Supplement, related to this offering that RBS N.V. has filed with the SEC for more complete information about RBS N.V. and the offering of the Securities.

You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS N.V., any underwriter or any dealer participating in the offering will arrange to send you the Prospectus, Prospectus Supplement and Product Supplement No. 1-IV if you request by calling toll free (866) 747-4332.

You should read this Term Sheet together with the Prospectus dated April 2, 2010, as supplemented by the Prospectus Supplement dated April 2, 2010 relating to our Notes of which these Securities are a part, and the more detailed information contained in Product Supplement No. 1-IV dated April 2, 2010. This Term Sheet, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this Term Sheet and in the accompanying Product Supplement No. 1-IV, as the Securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. 1-IV dated April 2, 2010:

http://www.sec.gov/Archives/edgar/data/897878/000095010310000969/crt_424b2.pdf

•	Prospectus Supplement dated April 2, 2010:

http://www.sec.gov/Archives/edgar/data/897878/000095010310001004/crt_dp17140-424b2.pdf

•	Prospectus dated April 2, 2010, 2010:

http://www.sec.gov/Archives/edgar/data/897878/000095010310000965/crt_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 897878.  As used in this Term Sheet, the “Company,” “we,” “us” or “our” refers to The Royal Bank of Scotland N.V.; “Holdings” refers to RBS Holdings N.V.

These Securities may not be offered or sold (i) to any person/entity listed on sanctions lists of the European Union, United States or any other applicable local competent authority; (ii) within the territory of Cuba, Sudan, Iran and Myanmar; (iii) to residents of Cuba, Sudan, Iran or Myanmar; or (iv) to Cuban Nationals, wherever located.

We reserve the right to withdraw, cancel or modify any offering of the Securities and to reject orders in whole or in part prior to their issuance.

Reverse ExchangeableSM is a Service Mark of The Royal Bank of Scotland N.V.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

SUMMARY

This Term Sheet relates to five separate offerings of Securities. Each Security offered is linked to one, and only one, of the Underlying Shares described on the cover page. The purchaser of any offering will acquire a Security linked to only one of the Underlying Shares not to a basket or index of some or all of the Underlying Shares. You may participate in any of the offerings or, at your election, in several or all of the offerings.

The following summary does not contain all the information that may be important to you. You should read this summary together with the more detailed information that is contained in Product Supplement No. 1-IV and in the accompanying Prospectus and Prospectus Supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in Product Supplement No. 1-IV, which are summarized on page 9 of this Term Sheet.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

What are the Securities?

The Securities are non-principal protected securities issued by us, The Royal Bank of Scotland N.V., and are fully and unconditionally guaranteed by our parent company, RBS Holdings N.V. The Securities will pay periodic cash payments at a fixed rate.  We refer to the payments as the coupon or coupon payments and the fixed rate as the coupon rate.  The Securities are senior notes of The Royal Bank of Scotland N.V. These Securities combine certain features of debt and equity by offering a fixed coupon rate on the face amount while the payment at maturity is determined based on the performance of the common stock, which we refer to as the Underlying Shares of an Underlying Company. Therefore your principal is at risk but you have no opportunity to participate in any appreciation of the applicable Underlying Shares.

Any payment on the Securities is subject to the creditworthiness (ability to pay) of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

What will I receive at maturity of the Securities?

The payment at maturity of the Securities will depend on (i) whether or not the closing price of the applicable Underlying Shares to which the Security is linked fell below the applicable knock-in level on any trading day during the period from but not including the pricing date, to and including the determination date (which we refer to as the knock-in period) and if so, (ii) the closing price of the applicable Underlying Shares on the determination date. Except in certain circumstances described under “Description of Securities — Closing Price” in the accompanying Product Supplement No. 1-IV, we will usually determine the closing price for any listed Underlying Shares by reference to the last reported sale price, during regular trading hours (or if listed on The NASDAQ Stock Market LLC, the official closing price), on the primary U.S. securities exchange on which the Underlying Shares are traded.

•
If the closing price of the applicable Underlying Shares has not fallen below the applicable knock-in level on any trading day during the knock-in period, we will pay you the face amount of each Security in cash.

•	If the closing price of the applicable Underlying Shares has fallen below the applicable knock-in level on any trading day during the knock-in period, we will either:

•
deliver to you the applicable redemption amount, in exchange for each Security, in the event that the closing price of the applicable Underlying Shares on the determination date is below the applicable closing price on the pricing date (subject to adjustment), which we refer to as the initial price of such Underlying Shares (the market value of the applicable redemption amount on the determination date will always be less than the face amount of $1,000 per Security); or

•	pay you the face amount of each Security in cash, in the event that the closing price of the applicable Underlying Shares is at or above the applicable initial price on the determination date.

If due to events beyond our reasonable control, as determined by us in our sole discretion, the applicable Underlying Shares are not available for delivery at maturity we may pay you, in lieu of the applicable redemption amount, the cash value of the applicable redemption amount, determined by multiplying the applicable redemption amount by the closing price of the applicable Underlying Shares on the determination date.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

The “redemption amount” is, for each $1,000 face amount of a Security, a number of the Underlying Shares equal to $1,000 divided by the applicable initial price of the applicable Underlying Shares. The applicable initial price and consequently the applicable redemption amount may be adjusted for certain corporate events, such as a stock split or merger, affecting the Underlying Company.

The payment at maturity is further subject to adjustment in certain circumstances, such as a stock split or merger, which we describe in “Description of Securities — Adjustment Events” in the accompanying Product Supplement No. 1-IV.

Any payment at maturity is subject to the creditworthiness (ability to pay) of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

Why is the coupon rate on the Securities higher than the interest rate payable on your conventional debt securities with the same maturity?

The Securities offer a higher coupon rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating because you, the investor in the Securities, indirectly sell a put option to us on the applicable Underlying Shares. The premium due to you for this put option is combined with a market interest rate on our senior debt to produce the higher coupon rate on the Securities.  As explained below under “What are the consequences of the indirect put option that I have sold you?” you are being paid the premium for taking the risk that you may receive the applicable Underlying Shares with a market value less than the face amount of your Securities at maturity, which would mean that you would lose some or all of your initial principal investment.

What are the consequences of the indirect put option that I have sold you?

The put option you indirectly sell to us creates the feature of exchangeability. This feature could result in the delivery of the applicable Underlying Shares to you, at maturity, with a market value which is less than the face amount of $1,000 per Security. If the closing price of the applicable Underlying Shares falls below the applicable knock-in level on any trading day during the knock-in period, and on the determination date the closing price of the Underlying Shares is less than the initial price, you will receive the applicable redemption amount. The market value of the applicable Underlying Shares on the determination date will be less than the face amount of the Securities and could be zero. In such a case, you may lose some or all of your initial principal investment. If the price of the applicable Underlying Shares rises above the applicable initial price you will not participate in any appreciation in the price of the applicable Underlying Shares.

How is the redemption amount determined?

The redemption amount for each $1,000 face amount of any Security is equal to $1,000 divided by the applicable initial price of the Underlying Shares linked to such Security. The value of any fractional shares of the applicable Underlying Shares that you are entitled to receive, after aggregating your total holdings of the Securities linked to the applicable Underlying Shares, will be paid in cash based on the closing price of the applicable Underlying Shares on the determination date.

Do I get all my principal back at maturity?

You are not guaranteed to receive any return of principal at maturity. If the closing price of the applicable Underlying Shares falls below the applicable knock-in level on any trading day during the knock-in period, and the closing price of the applicable Underlying Shares is below the applicable initial price on the determination date, we will deliver to you applicable Underlying Shares. The market value of such Underlying Shares on the determination date will be less than the face amount of the Securities and could be zero. Accordingly, you may lose some or all of your initial principal investment in the Securities.

What coupon payments can I expect on the Securities?

The coupon rate is fixed at issue and is payable in cash on each coupon payment date, irrespective of whether the Securities are redeemed at maturity for cash or shares.

Any coupon payment is subject to the creditworthiness (ability to pay) of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Can you give me an example of the payment at maturity?

If, for example, in a hypothetical offering, the coupon rate was 10% per annum, the initial price of the Underlying Shares was $45.00 per share and the knock-in level for such offering was 80%, then the redemption amount would be 22.222 Underlying Shares, or $1,000 divided by $45.00, and the knock-in level would be $36.00, or 80% of the initial price.

If the closing price of the hypothetical Underlying Shares fell below the knock-in level of $36.00 on any trading day during the knock-in period, then the payment at maturity would depend on the closing price of the Underlying Shares on the determination date. In this case, if the closing price of the Underlying Shares on the determination date is $30.00 per share, which is below the initial price, you would receive 22.222 Underlying Shares for each $1,000 face amount of the Securities. (In actuality, because we cannot deliver fractions of a share, you would receive on the maturity date for each $1,000 face amount of the Securities, 22 Underlying Shares plus $6.66 cash in lieu of 0.222 fractional shares, determined by multiplying 0.222 by $30.00, the closing price of the Underlying Shares on the determination date.) In addition, over the term of the Securities you would have received coupon payments at a rate of 10% per annum. In this hypothetical example, the market value of those 22 Underlying Shares (including the cash paid in lieu of fractional shares) that we would deliver to you at maturity for each $1,000 face amount of a Security would be $666.66, which is less than the face amount of $1,000, and you would have lost a portion of your initial investment.  If, on the other hand, the closing price of the Underlying Shares on the determination date is $50.00 per share, which is above the initial price, you will receive $1,000 in cash for each $1,000 face amount of the Securities regardless of the knock-in level having been breached. In addition, over the term of the Securities you would have received coupon payments at a rate of 10% per annum.

Alternatively, if the closing price of the Underlying Shares never falls below $36.00, which is the knock-in level, on any trading day during the knock-in period, at maturity you will receive $1,000 in cash for each Security you hold regardless of the closing price of the Underlying Shares on the determination date. In addition, over the term of the Securities you would have received coupon payments at a rate of 10% per annum.

This example is for illustrative purposes only and is based on a hypothetical offering.  For determining the value of the payment at maturity, we have assumed that the closing price of the Underlying Shares will be the same on the maturity date, when they are delivered to investors in the Securities, as on the determination date.  It is not possible to predict the closing price of any of the Underlying Shares on the determination date or at any time during the term of the Securities.  For each offering, we will set the initial price, knock-in level and redemption amount on the Pricing Date.

In this Term Sheet, we have also provided under the heading “Hypothetical Sensitivity Analysis of Total Return of the Securities at Maturity” the total return of owning the Securities through maturity for various closing prices of the Underlying Shares on the determination date.

Do I benefit from any appreciation in the Underlying Shares over the term of the Securities?

No. The amount paid at maturity for each $1,000 face amount of the Securities will never exceed $1,000.

What is the minimum required purchase?

You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

Is there a secondary market for Securities?

The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be extremely limited.  You should be willing to hold your Securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions.  If our affiliate does make such a market in the Securities, it may stop doing so at any time.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time.  Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firm for further information.

In addition, the issue price of the Securities includes the selling agents’ commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities.  The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging of the transactions.  The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See “Risk Factors — The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices” and “Use of Proceeds” in the accompanying Product Supplement No. 1-IV.

What is the relationship between The Royal Bank of Scotland N.V., RBS Holdings N.V. and RBS Securities Inc.?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of The Royal Bank of Scotland N.V. and RBS Holdings N.V.  RBSSI will act as calculation agent for the Securities, and is acting as agent for each offering. RBSSI will conduct each offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors — Potential Conflicts of Interest between Holders of Securities and the Calculation Agent” and “Plan of Distribution (Conflicts of Interest)” in the accompanying Product Supplement No. 1-IV.

Tell me more about The Royal Bank of Scotland N.V. and RBS Holdings N.V.

The Royal Bank of Scotland N.V. is the new name of ABN AMRO Bank N.V.

RBS Holdings N.V. is the new name of ABN AMRO Holding N.V.

On February 6, 2010, ABN AMRO Bank N.V. changed its name to The Royal Bank of Scotland N.V. and on April 1, 2010 ABN AMRO Holding N.V. changed its name to RBS Holdings N.V.

The name changes are not changes of the legal entities that will issue and guarantee, respectively, the Securities referred to herein, and the name changes do not affect any of the terms of the Securities.  The Securities will continue to be issued by The Royal Bank of Scotland N.V. and to be fully and unconditionally guaranteed by The Royal Bank of Scotland N.V.’s parent company, RBS Holdings N.V.

While the name “ABN AMRO Bank N.V.” is used by a separate legal entity, which is owned by the State of the Netherlands (the “Dutch State”), neither the separate legal entity named ABN AMRO Bank N.V. nor the Dutch State will, in any way, guarantee or otherwise support the obligations under the Securities.

The Royal Bank of Scotland N.V. and RBS Holdings N.V. are both affiliates of The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc; however, none of The Royal Bank of Scotland plc, The Royal Bank of Scotland Group plc or the UK government, in any way, guarantees or otherwise supports the obligations under the Securities.

For additional information, see “The Royal Bank of Scotland N.V. and RBS Holdings N.V.” in the accompanying prospectus dated April 2, 2010.

Where can I find out more about the Underlying Company?

Because the Underlying Shares are registered under the Securities Exchange Act of 1934, as amended, each Underlying Company is required to file periodically certain financial and other information specified by the Commission which is available to the public. You should read “Public Information Regarding the Underlying Shares” in this Term Sheet to learn how to obtain public information regarding the Underlying Shares and other important information. The historical highest intra-day price, lowest intra-day price and last day closing price of the Underlying Shares are set forth under the heading “Public Information Regarding the Underlying Shares” in this Term Sheet.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

What if I have more questions?

You should read “Description of Securities” in the accompanying Product Supplement No. 1-IV for a detailed description of the terms of the Securities.  RBS N.V. has filed a registration statement (including a Prospectus and Prospectus Supplement) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents RBS N.V. has filed with the SEC for more complete information about RBS N.V. and the offering of the Securities.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, RBS N.V., any underwriter or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling toll free (866) 747-4332.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

RISK FACTORS

You should carefully consider the risks of the Securities to which this Term Sheet relates and whether these Securities are suited to your particular circumstances before deciding to purchase them. It is important that prior to investing in these Securities you read the Product Supplement No. 1-IV related to such Securities and the accompanying Prospectus and Prospectus Supplement to understand the actual terms of and the risks associated with the Securities. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

Credit Risk

The Securities are issued by RBS N.V. and guaranteed by RBS Holdings N.V., RBS N.V.’s parent company.  As a result, investors in the Securities assume the credit risk of RBS N.V. and that of RBS Holdings N.V. in the event that RBS N.V. defaults on its obligations under the Securities.  This means that if RBS N.V. and RBS Holdings N.V. fail, become insolvent, or are otherwise unable to pay their obligations under the Securities, you could lose some or all of your initial principal investment.

Although We Are a Bank, the Notes Are Not Bank Deposits and Are Not Insured or Guaranteed by the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any Other Government Agency

The Notes are our obligations but are not bank deposits.  In the event of our insolvency the Notes will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other governmental agency.

Principal Risk

The Securities are not ordinary debt securities: they are not principal protected.  In addition, if the closing price of the applicable Underlying Shares falls below the applicable knock-in level on any trading day during the knock-in period, investors in the Securities will be exposed to any decline in the price of the applicable Underlying Shares below the closing price of the applicable Underlying Shares on the date the Securities were priced.  Accordingly, you may lose some or all of your initial principal investment in the Securities.

Limited Return

The amount payable under the Securities will never exceed the original face amount of the Securities plus the applicable aggregate fixed coupon payment investors earn during the term of the Securities.  This means that you will not benefit from any price appreciation in the applicable Underlying Shares, nor will you receive dividends paid on the applicable Underlying Shares, if any. Accordingly, you will never receive at maturity an amount greater than a predetermined amount per Security, regardless of how much the price of the applicable Underlying Shares may increase during the term of the Securities or on the determination date.  The return on a Security may be significantly less than the return on a direct investment in the applicable Underlying Shares to which the Security is linked during the term of the Security.

Liquidity Risk

The Securities will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing of the Securities may be very limited or non-existent. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

It is important to note that many factors will contribute to the secondary market value of the Securities, and you may not receive your full principal back if the Securities are sold prior to maturity.  Such factors include, but are not limited to, time to maturity, the price of the applicable Underlying Shares, volatility and interest rates.

In addition, the price, if any, at which our affiliate or another party is willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions, discounts or mark-ups paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Holdings of the Securities by Our Affiliates and Future Sales

Certain of our affiliates may purchase for investment the portion of the Securities that has not been purchased by investors in a particular offering of Securities, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate face amount of the Securities.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.  For example, our affiliates may attempt to sell the Securities that they had been holding for investment purposes at the same time that you attempt to sell your Securities, which could depress the price, if any, at which you can sell your Securities.  Moreover, the liquidity of the market for the Securities, if any, could be substantially reduced as a result of our affiliates holding the Securities. In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

Potential Conflicts of Interest

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.  We and our affiliates may carry out hedging activities that minimize our risks related to the Securities, including trading in any of the Underlying Shares. In particular, on or prior to the date of this Term Sheet, we, through our affiliates, may have hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying Shares, options contracts on Underlying Shares listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. Our purchase activity, however, could potentially have increased the initial price of the applicable Underlying Shares, and therefore increased the applicable knock-in level, below which we would be required to deliver to you at maturity applicable Underlying Shares, which, in turn, would have a value less than the face amount of your Securities.

No Affiliation with the Underlying Company

The Underlying Companies are not affiliates of ours and are not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of the Underlying Companies.  Investing in the Securities is not equivalent to investing in any of the Underlying Shares.  Neither we nor Holdings nor any of our affiliates have any affiliation with any of the Underlying Companies, and are not responsible for any Underlying Company’s public disclosure of information, whether contained in SEC filings or otherwise.

Uncertain Tax Treatment

You should review carefully the section of the accompanying Product Supplement No. 1-IV entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the Securities are unclear, we believe that it is reasonable to treat a Security for U.S. federal income tax purposes as a put option (the “Put Option”), written by you to us with respect to the Underlying Shares, secured by a cash deposit equal to the face amount of the Security (the “Deposit”).  Under this treatment, less than the full amount of each coupon payment will be attributable to the interest on the Deposit, and the excess of each coupon payment over the portion of the coupon payment attributable to the interest on the Deposit will represent a portion of the option premium attributable to your grant of the Put Option (the “Put Premium,” and collectively for all coupon payments received, “Put Premiums”). Interest on the Deposit generally will be treated as ordinary income on indebtedness while the Put Premium will not be taken into account prior to sale, exchange or maturity of the Securities. The cover of the Term Sheet reflects our preliminary determination of the rate of interest paid on the Deposit and the amount of the Put Premiums.

Due to the absence of authorities that directly address instruments that are similar to the Securities, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this Term Sheet and the accompanying Product Supplement No. 1-IV. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be affected materially and adversely.

In December 2007, the Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

We do not provide any advice on tax matters.  Both U.S. and non-U.S. holders should consult their tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Securities (including possible alternative treatments and the issues presented by the December 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Recent Tax Developments

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided.  Prospective investors should consult their tax advisors regarding this legislation.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

HYPOTHETICAL SENSITIVITY ANALYSIS OF TOTAL RETURN
OF THE SECURITIES AT MATURITY

The following tables set out the total return to maturity of a Security, based on the assumptions outlined below and several variables, which include (a) whether the closing price of the Underlying Shares has fallen below the knock-in level on any trading day during the knock-in period and (b) several hypothetical closing prices for the Underlying Shares on the determination date. The information in the tables is based on hypothetical market values for the Underlying Shares. We cannot predict the market price or the closing price of the Underlying Shares on the determination date or at any time during the term of the Securities. The assumptions expressed below are for illustrative purposes only and the returns set forth in the table may or may not be the actual rates applicable to a purchaser of the Securities.

Assumptions

Hypothetical Initial Price:	$45.00
Hypothetical Knock-In Level:	$36.00 (80% of the hypothetical Initial Price)
Hypothetical Annual Interest on the Security:	12.00% per annum or 3.00% over the life of the hypothetical security
Hypothetical Term of the Security:	3 months
Hypothetical Exchange Factor:	1.0 (we have assumed that no market disruption event occurs and the calculation agent does not need to adjust the exchange factor for any adjustment events during the term of the Securities).

Payment at maturity if the closing price of the Underlying Shares falls below the knock-in level on any trading day during the knock-in period:

Assumed Underlying Shares Closing Price on Determination Date	Hypothetical Value of Payment at Maturity(a)	Hypothetical Total Coupon (Payable in Three Monthly Coupon Payments)(b)	Hypothetical Total Return(c) over the life of the security	Hypothetical Total Return(c) over the life of the security
$45.00 or greater	$1,000.00	$30.00	$1,030.00	3.00%
$43.88	$ 975.10	$30.00	$1,005.10	0.51%
$42.75	$ 949.99	$30.00	$ 979.99	-2.00%
$41.85	$ 929.99	$30.00	$ 959.99	-4.00%
$39.97	$ 888.21	$30.00	$ 918.21	-8.18%
$37.97	$ 843.77	$30.00	$ 873.77	-12.62%
$30.38	$ 675.10	$30.00	$ 705.10	-29.49%
$21.27	$ 472.66	$30.00	$ 502.66	-49.73%
$10.64	$ 236.44	$30.00	$ 266.44	-73.36%
$ 5.32	$ 118.22	$30.00	$ 148.22	-85.18%
$ 0.00	$ 0.00	$30.00	$ 30.00	-97.00%

Payment at maturity if the closing price of the Underlying Shares never falls below the knock-in level on any trading day during the knock-in period:

Assumed Underlying Shares Closing Price on Determination Date	Hypothetical Value of Payment at Maturity(d)	Hypothetical Total Coupon (Payable in Three Monthly Coupon Payments)(b)	Hypothetical Total Return(c) over the life of the security
$45.00 or greater	$1,000.00	$30.00	$1,030.00	3.00%
$40.50	$1,000.00	$30.00	$1,030.00	3.00%
$38.48	$1,000.00	$30.00	$1,030.00	3.00%
$36.00	$1,000.00	$30.00	$1,030.00	3.00%
Please see footnotes on next page.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

(a)
Based on the assumptions set forth above, if the closing price of the Underlying Shares falls below $36.00 on any trading day during the knock-in period and, in addition, the closing price of the Underlying Shares is less than $45.00 on the determination date, the payment at maturity will be made in Underlying Shares. For determining the value of the payment at maturity, we have assumed that the closing price of the Underlying Shares will be the same on the maturity date as on the determination date.

(b)
Coupons on the Securities will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of actual days elapsed. Accordingly, depending on the number of days in any monthly coupon payment period, the coupon payable in such period and, consequently, the total coupons payable over the term of the Securities, may be less than the amount reflected in this column.

(c)
The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax advisor regarding whether owning the Securities is appropriate for your tax situation. See the sections titled “Risk Factors” in this Term Sheet and the accompanying Product Supplement No. 1-IV and “United States Federal Taxation” and “Taxation in the Netherlands” in the accompanying Prospectus Supplement.

(d)
Based on the assumptions set forth above, if the closing price of the Underlying Shares never falls below $36.00 on any trading day during the knock-in period, the payment at maturity will be made in cash.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

PUBLIC INFORMATION REGARDING THE UNDERLYING SHARES

The Underlying Shares are shares of the Common Stock of the Underlying Companies set forth on the following pages.  The Underlying Shares are registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Securities and Exchange Commission, which we refer as the “Commission.” Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission’s website is http://www.sec.gov. Information provided to or filed with the Commission by each of the Underlying Companies pursuant to the Exchange Act can be located by reference to the applicable Commission file number provided in the information below.

In addition, information regarding the Underlying Companies may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

This Term Sheet relates only to the Securities offered by us and does not relate to any of the Underlying Shares or other securities of the Underlying Companies.  We will derive all disclosures contained in this Term Sheet regarding the Underlying Companies from the publicly available documents described above. Neither we nor Holdings nor the agents have participated in the preparation of such documents or made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the Securities. Neither we nor Holdings nor the agents make any representation that such publicly available documents or any other publicly available information regarding the Underlying Companies are accurate or complete. Furthermore, neither we nor Holdings can give any assurance that all events occurring prior to the date of this Term Sheet (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the applicable Underlying Shares (and therefore the applicable initial price, knock-in level and redemption amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Underlying Companies could affect the value you will receive on the maturity date with respect to the Securities and therefore the trading prices of the applicable Securities.  Neither we nor Holdings nor any of our affiliates have any obligation to disclose any information about any of the Underlying Companies after the date of this Term Sheet.

Neither we nor Holdings nor any of our affiliates makes any representation to you as to the performance of any of the Underlying Shares.

We and/or our affiliates may presently or from time to time engage in business with any of the Underlying Companies, including extending loans to, or making equity investments in, or providing advisory services to any of the Underlying Companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to any of the Underlying Companies and, in addition, one or more of our affiliates may publish research reports with respect to any of the Underlying Companies. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. As a prospective purchaser of a Security, you should undertake such independent investigation of the applicable Underlying Company as in your judgment is appropriate to make an informed decision with respect to an investment in the applicable Underlying Shares.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

United States Steel Corporation

According to publicly available documents, United States Steel Corporation, which we refer to as “United States Steel,” is an integrated steel producer with major production operations in North America and Europe. United States Steel’s SEC file number is 1-16811.

Historical Information

The common stock, par value $1.00 per share, of United States Steel is traded on the NYSE under the symbol “X.” The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Stock of United States Steel since 2005. The closing price for each share of common stock on May 13, 2010 was $55.98.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$ 63.90	$ 45.20	$ 50.85
Second Quarter	$ 52.12	$ 34.05	$ 34.37
Third Quarter	$ 45.95	$ 34.09	$ 42.35
Fourth Quarter	$ 51.45	$ 33.59	$ 48.07
2006
First Quarter	$ 64.47	$ 48.05	$ 60.68
Second Quarter	$ 77.52	$ 56.15	$ 70.12
Third Quarter	$ 70.66	$ 53.63	$ 57.68
Fourth Quarter	$ 79.01	$ 54.18	$ 73.14
2007
First Quarter	$101.60	$ 68.83	$ 99.17
Second Quarter	$127.26	$ 99.07	$108.75
Third Quarter	$116.37	$ 74.47	$105.94
Fourth Quarter	$121.11	$ 85.05	$120.91
2008
First Quarter	$128.30	$ 91.11	$126.87
Second Quarter	$196.00	$122.00	$184.78
Third Quarter	$180.57	$ 68.63	$ 77.61
Fourth Quarter	$ 77.92	$ 20.73	$ 37.20
2009
First Quarter	$ 41.30	$ 16.66	$ 21.13
Second Quarter	$ 43.15	$ 20.18	$ 35.74
Third Quarter	$ 51.65	$ 29.36	$ 44.37
Fourth Quarter	$ 58.19	$ 33.25	$ 55.12
2010
First Quarter	$66.45	$42.33	$63.52
Second Quarter (through May 13, 2010)	$70.95	$48.90	$55.98

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Lincoln National Corporation

According to publicly available documents, Lincoln National Corporation, which we refer to as “Lincoln National,” is a holding company which operates multiple insurance and investment management businesses through subsidiary companies. It sells a range of wealth protection, accumulation and retirement income products and solutions. Lincoln National’s SEC file number is 1-6028.

Historical Information

The common stock, no par value, of Lincoln National is traded on the NYSE under the symbol “LNC.” The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Stock of Lincoln National since 2005. The closing price for each share of common stock on May 13, 2010 was $29.41.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$49.42	$44.36	$45.14
Second Quarter	$47.77	$41.59	$46.92
Third Quarter	$52.42	$46.59	$52.02
Fourth Quarter	$54.40	$46.94	$53.03
2006
First Quarter	$57.96	$52.00	$54.59
Second Quarter	$60.51	$54.30	$56.44
Third Quarter	$63.47	$53.94	$62.08
Fourth Quarter	$66.72	$61.74	$66.40
2007
First Quarter	$71.18	$64.29	$67.79
Second Quarter	$74.72	$66.90	$70.95
Third Quarter	$72.27	$54.42	$65.97
Fourth Quarter	$69.68	$55.86	$58.22
2008
First Quarter	$58.11	$45.64	$52.00
Second Quarter	$56.78	$45.18	$45.32
Third Quarter	$59.20	$39.99	$42.81
Fourth Quarter	$43.20	$ 4.76	$18.84
2009
First Quarter	$25.57	$ 4.90	$ 6.69
Second Quarter	$19.99	$ 5.53	$17.21
Third Quarter	$27.82	$14.35	$25.91
Fourth Quarter	$28.09	$21.99	$24.88
2010
First Quarter	$30.74	$22.52	$30.70
Second Quarter (through May 13, 2010)	$33.55	$25.63	$29.41

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

AK Steel Holding Corporation

According to publicly available documents, AK Steel Holding Corporation, which we refer to as “AK Steel,” is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation. AK Steel’s SEC file number is 1-13696.

Historical Information

The common stock, par value $.01 per share, is traded on the NYSE under the symbol “AKS”. The following table sets forth the published quarterly highest intra-day price, lowest intra-day price and last day closing price of the Underlying Shares since 2005. The closing price for each share of common stock on May 13, 2010 was $16.00.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$18.22	$10.51	$11.06
Second Quarter	$11.50	$ 6.23	$ 6.41
Third Quarter	$ 9.79	$ 6.32	$ 8.57
Fourth Quarter	$ 9.00	$ 6.29	$ 7.95
2006
First Quarter	$15.45	$ 7.60	$15.00
Second Quarter	$15.94	$11.11	$13.83
Third Quarter	$14.33	$11.57	$12.14
Fourth Quarter	$17.31	$11.62	$16.90
2007
First Quarter	$23.94	$16.13	$23.39
Second Quarter	$38.52	$23.49	$37.37
Third Quarter	$44.97	$27.90	$43.95
Fourth Quarter	$53.97	$39.13	$46.24
2008
First Quarter	$57.19	$34.20	$54.42
Second Quarter	$73.07	$54.21	$69.00
Third Quarter	$67.35	$22.54	$25.92
Fourth Quarter	$25.29	$ 5.20	$ 9.32
2009
First Quarter	$13.07	$ 5.40	$ 7.12
Second Quarter	$21.70	$ 6.81	$19.19
Third Quarter	$24.27	$14.77	$19.73
Fourth Quarter	$22.80	$15.04	$21.35
2010
First Quarter	$26.75	$19.22	$22.86
Second Quarter (through May 13, 2010)	$25.12	$14.17	$16.00

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Joy Global Inc.

According to publicly available documents, Joy Global Inc., which we refer to as “Joy Global,” is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. Joy Global’s SEC file number is 001-09299

Historical Information

The common stock, par value $1 per share, of Joy Global is traded on the NASDAQ Market LLC under the symbol “JOYG”. The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day intra-day price for the quarter of the common stock of Joy Global since 2005. The closing price for each share of common stock on May 13, 2010 was $54.47.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$26.17	$17.18	$23.37
Second Quarter	$25.80	$19.85	$22.39
Third Quarter	$34.04	$22.03	$33.64
Fourth Quarter	$41.94	$27.00	$40.00
2006
First Quarter	$61.91	$41.57	$59.77
Second Quarter	$72.23	$44.75	$52.09
Third Quarter	$53.80	$31.32	$37.61
Fourth Quarter	$50.77	$35.59	$48.34
2007
First Quarter	$55.80	$40.36	$42.90
Second Quarter	$61.99	$42.43	$58.33
Third Quarter	$65.50	$42.10	$50.86
Fourth Quarter	$67.57	$48.76	$65.82
2008
First Quarter	$72.00	$47.97	$65.16
Second Quarter	$89.98	$62.76	$75.83
Third Quarter	$78.55	$35.82	$45.14
Fourth Quarter	$44.70	$14.30	$22.89
2009
First Quarter	$28.06	$15.38	$21.30
Second Quarter	$42.25	$20.29	$35.72
Third Quarter	$50.56	$30.21	$48.94
Fourth Quarter	$59.27	$43.81	$51.59
2010
First Quarter	$61.28	$42.47	$56.60
Second Quarter (through May 13, 2010)	$65.93	$45.36	$54.47

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

DryShips Inc.

According to publicly available documents, DryShips Inc., which we refer to as “DryShips,” is the owner, through its subsidiaries, of a fleet of drybulk carriers which principally carry a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. DryShips’ SEC file number is 001-33922.

Historical Information

The common stock, par value $0.01 per share, of DryShips is traded on the NASDAQ Global Select Market under the symbol “DRYS”. The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Stock of DryShips since 2005. The closing price for each share of common stock on May 13, 2010 was $5.41.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$ 23.90	$17.90	$19.49
Second Quarter	$ 19.50	$15.40	$16.51
Third Quarter	$ 17.48	$13.80	$17.23
Fourth Quarter	$ 17.30	$11.81	$12.22
2006
First Quarter	$ 13.84	$ 9.90	$10.58
Second Quarter	$ 11.25	$ 8.50	$10.79
Third Quarter	$ 14.89	$10.28	$13.40
Fourth Quarter	$ 18.06	$12.63	$18.01
2007
First Quarter	$ 23.67	$16.85	$22.53
Second Quarter	$ 44.75	$22.66	$43.38
Third Quarter	$ 93.35	$43.51	$90.85
Fourth Quarter	$131.34	$69.63	$77.40
2008
First Quarter	$ 88.49	$48.24	$59.91
Second Quarter	$116.43	$58.65	$80.18
Third Quarter	$ 81.45	$30.52	$35.49
Fourth Quarter	$ 38.86	$ 3.04	$10.66
2009
First Quarter	$ 17.35	$ 2.73	$ 5.09
Second Quarter	$ 11.48	$ 4.35	$ 5.78
Third Quarter	$ 7.99	$ 4.90	$ 6.63
Fourth Quarter	$ 7.62	$ 5.66	$ 5.82
2010
First Quarter	$ 6.95	$ 5.07	$ 5.84
Second Quarter (through May 13, 2010)	$ 6.82	$ 4.76	$ 5.41

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Bank of America Corporation

According to publicly available documents, Bank of America Corporation, which we refer to as “Bank of America,” through its subsidiaries (banks) and various nonbanking subsidiaries, provide a range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth Management and Investment Management. Bank of America’s SEC file number is 1-6523.

Historical Information

The common stock, par value $0.01 per share, of Bank of America is traded on the NYSE under the symbol “BAC.” The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Stock of Bank of America since 2005. The closing price for each share of common stock on May 13, 2010 was $16.87.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$47.20	$43.43	$44.10
Second Quarter	$47.42	$43.47	$45.61
Third Quarter	$46.05	$41.14	$42.10
Fourth Quarter	$47.25	$41.38	$46.15
2006
First Quarter	$47.20	$42.98	$45.54
Second Quarter	$50.50	$45.26	$48.10
Third Quarter	$54.00	$47.59	$53.57
Fourth Quarter	$55.08	$51.32	$53.39
2007
First Quarter	$54.21	$48.36	$51.02
Second Quarter	$52.20	$48.55	$48.89
Third Quarter	$52.77	$46.52	$50.27
Fourth Quarter	$52.95	$40.61	$41.26
2008
First Quarter	$45.08	$33.25	$37.91
Second Quarter	$41.37	$23.65	$23.87
Third Quarter	$38.85	$18.44	$35.00
Fourth Quarter	$38.50	$10.01	$14.08
2009
First Quarter	$14.81	$ 2.53	$ 6.82
Second Quarter	$15.06	$ 6.45	$13.20
Third Quarter	$18.25	$11.27	$16.92
Fourth Quarter	$18.64	$14.12	$15.06
2010
First Quarter	$18.35	$14.25	$17.85
Second Quarter (through May 13, 2010)	$19.82	$15.50	$16.87

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Arch Coal, Inc.

According to publicly available documents, Arch Coal, Inc., which we refer to as “Arch Coal” is a large coal producer in the United States that sells coal to power plants, steel mills and industrial facilities. Arch Coal’s SEC file number is 1-13105.

Historical Information

The common stock, par value $.01 per share, of Arch Coal is traded on the NYSE, under the symbol “ACI.” The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Arch Coal since 2005. The closing price for each share of common stock on May 13, 2010 was $24.57.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$23.77	$16.60	$21.51
Second Quarter	$27.88	$20.15	$27.24
Third Quarter	$34.97	$25.14	$33.75
Fourth Quarter	$41.10	$30.50	$39.75
2006
First Quarter	$44.15	$34.30	$37.97
Second Quarter	$56.45	$37.10	$42.37
Third Quarter	$44.13	$25.88	$28.91
Fourth Quarter	$37.03	$25.85	$30.03
2007
First Quarter	$33.79	$27.18	$30.69
Second Quarter	$42.59	$30.33	$34.80
Third Quarter	$37.00	$27.76	$33.74
Fourth Quarter	$45.22	$32.99	$44.93
2008
First Quarter	$56.15	$32.98	$43.50
Second Quarter	$77.40	$41.25	$75.03
Third Quarter	$75.41	$27.90	$32.89
Fourth Quarter	$32.58	$10.43	$16.29
2009
First Quarter	$20.62	$11.77	$13.37
Second Quarter	$19.94	$12.53	$15.37
Third Quarter	$24.00	$13.01	$22.13
Fourth Quarter	$25.86	$19.42	$22.25
2010
First Quarter	$28.14	$20.07	$22.85
Second Quarter (through May 13, 2010)	$28.51	$22.64	$24.57

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Consol Energy Inc.

According to publicly available documents, Consol Energy Inc. which we refer to as “Consol Energy” is a multi-fuel energy producer providing coal and gas and energy services primarily to the electric power generation industry in the United States. Additionally, Consol Energy provides energy services, including river and dock services, terminal services, industrial supply services, coal waste disposal services and land resource services. Consol’s SEC file number is 001-14901.

Historical Information

The common stock, par value $.01 per share, of Consol Energy is traded on the NYSE under the symbol “CNX”. The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Consol Energy since 2005. The closing price for each share of common stock on May 13, 2010 was $41.12.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$ 24.63	$18.58	$ 23.51
Second Quarter	$ 27.50	$20.78	$ 26.79
Third Quarter	$ 38.73	$26.90	$ 38.14
Fourth Quarter	$ 39.87	$26.81	$ 32.59
2006
First Quarter	$ 37.67	$30.00	$ 37.08
Second Quarter	$ 49.09	$35.12	$ 46.72
Third Quarter	$ 48.90	$28.10	$ 31.73
Fourth Quarter	$ 38.71	$28.69	$ 32.13
2007
First Quarter	$ 39.65	$29.15	$ 39.13
Second Quarter	$ 49.85	$38.89	$ 46.11
Third Quarter	$ 50.21	$34.37	$ 46.60
Fourth Quarter	$ 74.18	$45.04	$ 71.52
2008
First Quarter	$ 84.18	$53.66	$ 69.19
Second Quarter	$119.10	$67.33	$112.37
Third Quarter	$112.21	$36.25	$ 45.89
Fourth Quarter	$ 44.13	$18.51	$ 28.58
2009
First Quarter	$ 37.61	$22.49	$ 25.24
Second Quarter	$ 44.11	$24.05	$ 33.96
Third Quarter	$ 49.84	$28.61	$ 45.11
Fourth Quarter	$ 53.50	$42.18	$ 49.80
2010
First Quarter	$ 57.93	$41.81	$ 42.66
Second Quarter (through May 13, 2010)	$ 46.94	$36.68	$ 41.12

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Alcoa Inc.

According to publicly available documents, Alcoa Inc., which we refer to as “Alcoa,” produces and manages primary aluminum, fabricated aluminum, and alumina. Alcoa’s SEC file number is 1-3610.

Historical Information

The common stock, par value $1.00 per share, of Alcoa is traded on the NYSE under the symbol “AA”. The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Stock of Alcoa since 2005. The closing price for each share of common stock on May 13, 2010 was $12.80.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$32.29	$28.30	$30.39
Second Quarter	$31.79	$25.92	$26.13
Third Quarter	$29.98	$23.99	$24.42
Fourth Quarter	$29.84	$22.29	$29.57
2006
First Quarter	$32.19	$28.39	$30.56
Second Quarter	$36.96	$28.55	$32.36
Third Quarter	$34.00	$26.60	$28.04
Fourth Quarter	$31.30	$26.39	$30.01
2007
First Quarter	$36.05	$28.09	$33.90
Second Quarter	$42.90	$33.63	$40.53
Third Quarter	$48.77	$30.25	$39.12
Fourth Quarter	$40.70	$33.22	$36.55
2008
First Quarter	$39.67	$26.69	$36.06
Second Quarter	$44.76	$33.65	$35.62
Third Quarter	$35.66	$21.03	$22.58
Fourth Quarter	$22.30	$ 6.82	$11.26
2009
First Quarter	$12.44	$ 4.98	$ 7.34
Second Quarter	$12.38	$ 7.04	$10.33
Third Quarter	$14.84	$ 8.96	$13.12
Fourth Quarter	$16.51	$11.89	$16.12
2010
First Quarter	$17.60	$12.26	$14.24
Second Quarter (through May 13, 2010)	$15.15	$11.25	$12.80

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

Amazon.com, Inc.

According to publicly available documents, Amazon.com, Inc., which we refer to as “Amazon,” operates retail websites and offers programs that enable third parties to sell products on its websites, as well as providing its developer customers with access to its technology infrastructure, products and services.  Amazon’s SEC file number is 000-22513.

Historical Information

The common stock, par value $.01 per share, of Amazon is traded on the NASDAQ Global Select Market under the symbol “AMZN”. The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Amazon since 2005. The closing price for each share of common stock on May 13, 2010 was $131.47.

Period	High Intra-day Price	Low Intra-day Price	Last Day Closing Price
2005
First Quarter	$ 45.44	$ 32.83	$ 34.27
Second Quarter	$ 36.99	$ 30.61	$ 33.08
Third Quarter	$ 46.97	$ 32.79	$ 45.30
Fourth Quarter	$ 50.00	$ 38.72	$ 47.15
2006
First Quarter	$ 48.56	$ 35.14	$ 36.51
Second Quarter	$ 38.84	$ 31.52	$ 38.68
Third Quarter	$ 38.62	$ 25.76	$ 32.12
Fourth Quarter	$ 43.25	$ 30.59	$ 39.46
2007
First Quarter	$ 42.00	$ 36.30	$ 39.79
Second Quarter	$ 74.72	$ 39.55	$ 68.41
Third Quarter	$ 94.25	$ 68.02	$ 93.15
Fourth Quarter	$101.04	$ 76.50	$ 92.64
2008
First Quarter	$ 97.43	$ 61.20	$ 71.30
Second Quarter	$ 84.88	$ 70.65	$ 73.33
Third Quarter	$ 91.75	$ 61.33	$ 72.76
Fourth Quarter	$ 71.95	$ 34.68	$ 51.28
2009
First Quarter	$ 75.61	$ 47.64	$ 73.44
Second Quarter	$ 88.56	$ 71.71	$ 83.66
Third Quarter	$ 94.50	$ 75.41	$ 93.36
Fourth Quarter	$145.91	$ 88.27	$134.52
2010
First Quarter	$138.19	$113.83	$135.73
Second Quarter (through May 13, 2010)	$151.09	$120.64	$131.47

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

We obtained the prices listed in the tables above from Bloomberg Financial Markets without independent verification. You should not take the historical prices of any of the Underlying Shares as an indication of future performance. Neither we nor Holdings can give any assurance that the price of any of the Underlying Shares will not decrease, such that we will deliver the applicable Underlying Shares at maturity.

Neither we nor Holdings make any representation as to the amount of dividends, if any, that any of the Underlying Companies will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on any of the Underlying Shares.

THE ROYAL BANK OF SCOTLAND N.V.
Reverse Exchangeable Securities (REXs)

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the Securities.  RBSSI has agreed to use reasonable efforts to solicit offers to purchase the Securities.  We will pay RBSSI, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 1.50% of the initial offering price of the Securities. RBSSI has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities.  Each such dealer engaged by RBSSI, or further engaged by a dealer to whom RBSSI reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities.  RBSSI has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under “Plan of Distribution” in the accompanying Product Supplement No. 1-IV.

RBSSI is an affiliate of ours and RBS Holdings N.V.  RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distributing the securities of an affiliate. Following the initial distribution of any of these Securities, RBSSI may offer and sell those Securities in the course of its business as a broker-dealer. RBSSI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this Term Sheet and the accompanying Prospectus, Prospectus Supplement and Product Supplement No. 1-IV in connection with any of those transactions. RBSSI is not obligated to make a market in any of these Securities and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI will enter into one or more hedging transactions with us in connection with this offering of Securities. See “Use of Proceeds” in the accompanying Product Supplement No. 1-IV.

To the extent that the total aggregate face amount of the Securities being offered by this Term Sheet is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See “Holdings of the Securities by our Affiliates and Future Sales” under the heading “Risk Factors” in this Term Sheet.